Exhibit 10.14
TERMINATION AGREEMENT
     This Termination Agreement (“Termination Agreement”) is made and entered into as of this January 23, 2007 (“Effective Date”), by and between XinTec, Inc. (“XinTec”), a Taiwan company, and OmniVision Trading (Hong Kong) Co., Ltd., a Hong Kong company (“OmniVision”).
     WHEREAS, the parties hereto entered into that certain Equipment Procurement Agreement on August 31, 2006 (the “Equipment Agreement”); and
     WHEREAS, the parties hereto desire to terminate the Equipment Agreement.
     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
     1. XinTec and OmniVision hereby terminate the Equipment Agreement effective immediately. As of this Effective Date, no provision of such Equipment Agreement shall have any force or effect nor shall any such provision control or otherwise be binding upon XinTec and OmniVision, except as otherwise set forth herein.
     2. Within three (3) days upon execution of this Termination Agreement, XinTec shall return to OmniVision a lump sum of any and all funds remitted by OmniVision to XinTec for the purpose of the equipment purchase under the Equipment Agreement, plus any interest accrued thereof, net of the appropriate withholding taxes. The equipment purchased as of the Effective Date pursuant to the Equipment Agreement shall be, or deemed to be, purchased by XinTec on its own account and using its own monies.
     3. This Agreement may be executed in one or more counterparts each of which, when executed and delivered, shall be deemed an original, and all of which counterparts, taken together, shall constitute one and the same instrument.
     IN WITNESS WHEREOF, XinTec and OmniVision, by their duly authorized representatives, have executed this Agreement.

FOR XINTEC:	FOR OMNIVISION:

[Illegible]	[Illegible]

(Signature)	(Signature)
[Illegible]	Xinping He, Director

(Print Name & Title)	(Print Name & Title)
4F, No. 25, Ji-Lin Road	1341 Orleans Drive

(Address)	(Address)
Chung-Li Industry Park, Taiwan	Sunnyvale, CA 94089, USA